Exhibit 2.1

AMENDMENT TO RESCISSION AGREEMENT

This Amendment to Rescission Agreement (this “Amendment”) is made and entered into effective as of July 15, 2025, by and among Entero Therapeutics Inc., a Delaware corporation (the “Company”), ImmunogenX, LLC, a Delaware limited liability company and currently a wholly owned subsidiary of the Company (“Immuno LLC”) and each of the individuals or entities (each a “Shareholder” and collectively, the “Shareholders”) who are the former shareholders of ImmunogenX, Inc. (“Immuno Corp.”). The Company, Immuno LLC and the Shareholders are referred to herein collectively as the “Parties.”

RECITALS

A.  The Parties entered into that certain Rescission Agreement dated effective as of March 24, 2025 (the “Rescission Agreement”), concerning (i) the rescission of the issuances of the Shares in such amounts and as set forth on Schedule A, Columns B and C annexed to the Rescission Agreement, (ii) conveyance to the Shareholders all of the issued and outstanding Membership Interests and (iii) cancellation of the Assumed Options and Assumed Warrants. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Rescission Agreement.

B.	The Parties desire to amend the Rescission Agreement as set forth herein.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1. Additional Shareholders Representation and Warranty. Section 5 of the Rescission Agreement is amended to add a new Section 5(f) as set forth below:

f. Each Shareholder is financially able to bear the economic risks of acquiring the Membership Units and the other transactions contemplated hereby, and has no need for liquidity in its investment in the Membership Units. Each Shareholder has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of Immuno LLC (after giving effect to the transactions contemplated herein), so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Membership Units and the other transactions contemplated hereby. Each Shareholder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Each Shareholder is acquiring the Membership Units solely for its own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act, or an exemption from such registration is available. Each Shareholder has (i) received all the information it has deemed necessary to make an informed decision with respect to the acquisition of the Membership Units and the other transactions contemplated hereby; (ii) had an opportunity to make such investigation as it has desired pertaining to Immuno LLC (after giving effect to the transactions contemplated herein) and the acquisition of an interest therein and the other transactions contemplated hereby, and to verify the information which is, and has been, made available to them; and (iii) had the opportunity to ask questions of the Company concerning Immuno LLC (after giving effect to the transactions contemplated herein). Each Shareholder has received no public solicitation or advertisement with respect to the offer or sale of the Membership Units. Each Shareholder realizes that the Membership Units are “restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, the resale of the Membership Units is restricted by federal and state securities laws and, accordingly, the Membership Units must be held indefinitely unless its resale is subsequently registered under the Securities Act or an exemption from such registration is available for its resale. Each Shareholder understands that any resale of the Membership Units by it must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for Immuno LLC at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Each Shareholder acknowledges and consents that certificates now or hereafter issued for the Membership Units will bear a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.

2.Governing Law; Jurisdiction; Waiver of Jury Trial. This Amendment shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

3. Full Force and Effect; Miscellaneous. Except as expressly amended or supplemented hereby, the Rescission Agreement is and shall remain in full force and effect in accordance with its original terms and conditions. The terms and conditions in this Amendment shall supersede, control, and govern over any contrary or inconsistent terms or conditions in the Rescission Agreement. From and after the date hereof, all references to the “Agreement” shall mean the Rescission Agreement as amended by this Amendment. This Amendment contains all of the terms, covenants, conditions, and agreements between the parties that pertain or relate to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same document. Counterparts to this Amendment may be delivered electronically.

[signature page follows immediately]

IN WITNESS WHEREOF the parties have executed this Amendment effective as of the day and year first above written.

ENTERO THERAPEUTICS, INC.

By:	/s/ Richard Paolone
Name:	Richard Paolone
Title:	Interim Chief Executive Officer

IMMUNOGENX LLC

By:	/s/ Richard Paolone
Name:	Richard Paolone
Title:	Interim Chief Executive Officer of sole Member

SHAREHOLDERS: (Sign above name)

/s/ Jack Henion
Jack Henion

/s/ David M. Lubman
David M. Lubman

/s/ Peter H.R. Green
Peter H.R. Green

/s/ Joseph A. Murray
Joseph A. Murray

/s/ Henk Kocken
Henk Kocken

/s/ Daniel Adelman
Daniel Adelman

/s/ Ciaran Kelly
Ciaran Kelly

/s/ Matthew Dickason
Matthew Dickason

/s/ Ana Ramos
Ana Ramos

/s/ Vasiliy Loskutov
Vasiliy Loskutov

/s/ Anna Norum
Anna Norum

/s/ Steve Linberg
Steve Linberg

/s/ Kevin Kaster
Kevin Kaster

/s/ Markku Maki
Markku Maki

/s/ Gregory Brooks
Gregory Brooks

/s/ Robert Voyksner
Robert Voyksner

/s/ Jack A. Syage	/s/ Elizabeth Syage
Jack A. Syage and Elizabeth T. Syage Revocable Trust
Dated November 30, 1999

/s/ Joseph Syage
Joseph Syage

/s/ Peter Mark Felker
Felker Revocable Trust, dated 7/30/99

/s/ Peter M Felker and Patti C Felker, Joint Tenants
Peter M Felker and Patti C Felker, Joint Tenants

/s/ Ara Apkarian	/s/ Alice B. Apkarian
Vartkess Ara Apkarian and Alice B. Apkarian, Trustees of The Apkarian Family Trust

/s/ John and Carolyn Lucchese
John and Carolyn Lucchese, Joint Tenants with Right of Survivorship

/s/ Mary Helen Morris
Mary Helen Morris Revocable Trust

/s/ Robert Gorab
Robert Gorab

/s/ Chaitan Khosla
Chaitan Khosla Living Trust

/s/ Shane Williams
Shane Williams

/s/ Denny Sturtevant
Denny Sturtevant

/s/ Eric Holcombe
Eric Holcombe

/s/ Parvin Anand
Parvin Anand

/s/ Gary Lakritz
Gary Lakritz

/s/ Jennifer Sealey-Voyksner
Jennifer Sealey-Voyksner

/s/ George A. Syage
George A. Syage

/s/ Amber R. Syage
Amber R. Syage

/s/ Holly Voyksner
Holly Voyksner

/s/ Mattress Liquidators, Inc.
Mattress Liquidators, Inc.

/s/ James LePorte
Preferred Trust Company, Trustee, FBO James LePorte
ROTH IRA Account 414300119

/s/ Vivek Mohan
Vivek Mohan

/s/ Christy Han Mohan
Christy Han Mohan

/s/ Mark Herbert
The Mark Herbert Family Revocable Trust Dated May 23, 2007

/s/ Barbara Grace
Barbara Grace

/s/ Andy Boszhardt
Andy Boszhardt

/s/ Charles Syage
Charles Syage

/s/ Kevin Sullivan
Kevin Sullivan

/s/ Michael Doyle
Michael Doyle

/s/ Gregory Doyle
Gregory Doyle IRR Trust

/s/ Brian Doyle
Brian Doyle IRR Trust

/s/ Steven Doyle
Steven Doyle IRR Trust

/s/ Megan Doyle
Megan Doyle IRR Trust

/s/ Daniel Doyle
Daniel Doyle IRR Trust

/s/ Matthew Doyle
Matthew Doyle IRR Trust